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                                                                Exhibit 10.2

                            ANGELICA CORPORATION

                         RESTRICTED STOCK AGREEMENT

         This Restricted Stock Agreement (this "Agreement") is made and entered into as of September 15, 2003 by and between Angelica Corporation, a Missouri corporation (the "Company") and Stephen M. O'Hara ("Executive").

         WHEREAS, Executive has heretofore performed valuable services for the Company and the Company desires to encourage Executive to continue to perform such services in the future; and

         WHEREAS, in consideration of the foregoing, the Board of Directors of the Company desires to award shares of the Company's common stock, $1.00 par value (the "Common Stock"), to Executive pursuant to Section 2.4(e) of that certain employment agreement dated September 15, 2003 by and between the Company and Executive (the "Employment Agreement") and Executive desires to receive such shares on the terms and conditions, and subject to the restrictions, herein set forth; and

         NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

         Section 1.     Definitions.
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         As used in this Agreement, the following terms shall have the following meanings:

         A.       "Award" means the award provided for in Section 2.

         B. "Board of Directors" means the Board of Directors of the Company.

         C.       "Change in Control" means:

                  (i) the acquisition by an individual, entity or group, or Person (within the meaning of Section 13(d)(3) or 14(d)(2 of the Securities Exchange Act of 1934, as amended) of ownership of 20% of more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

                  (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of



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                  the Board; provided, however, that any individual
                  becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 140-11 promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                  (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (1) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (iv) Approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition,
                  (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by


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                  all or substantially all of the individuals and entities
                  who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         D.       "Date of Award" means September 15, 2003.

         E. "Period of Restriction" means with respect to the Restricted Shares, the period of time between the Date of Award and the date that the Risk of Forfeiture lapses as set forth in Section 4 of this Agreement.

         F. "Restricted Shares" means the number of shares of the Company's Common Stock being granted pursuant to
                  Section 2 of this Agreement, as well as any additional shares of Common Stock or other securities that may be issued after the date of the initial grant pursuant to Section 8 of this Agreement.

         G. "Risk of Forfeiture" mean the possibility that the Restricted Shares may be forfeited back to the Company as provided for in Section 3.

         Section 2. Award. Subject to the terms of this Agreement, effective
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as of the Date of Award, the Company awards to the Executive an aggregate of
3,000 Restricted Shares, subject to the Risk of Forfeiture set forth in
Section 3 and the limitations on transfer set forth in Section 5.

         Section 3. Risk of Forfeiture on Restricted Shares Upon Termination
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of Employment during Period of Restriction. If the Executive shall cease to
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be employed by the Company during the Period of Restriction, the Executive shall immediately forfeit to the Company all Restricted Shares that have not previously vested as provided in Section 4, without any consideration paid to Executive, and, thereafter, the Executive shall have no further rights with respect to such Restricted Shares (hereinafter referred to herein as the "Risk of Forfeiture").

         Section 4. Lapse in Period of Restriction. If the Executive shall
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have been continuously employed by the Company from the Date of Award through September 15, 2004, the Period of Restriction shall lapse and the Risk of Forfeiture shall no longer be applicable as to 1,000 of the

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Restricted Shares. If the Executive shall have been continuously employed by the Company from the Date of the Award through September 15, 2005, the Period of Restriction shall lapse and the Risk of Forfeiture shall no longer be applicable as to an additional 1,000 of the Restricted Shares. If the Executive shall have been continuously employed by the Company from the Date of the Award through September 15, 2006, the Period of Restriction shall lapse and the Period of Restriction shall lapse and the Risk of Forfeiture shall no longer be applicable as to the balance of the 1,000 Restricted Shares. The Period of Restriction will also lapse with respect to all Restricted Shares then held by the Executive to which the Risk of Forfeiture is still applicable upon the occurrence of a Change in Control.

         Section 5. Limitations on Transfer during Period of Restriction.
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Restricted Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Period of Restriction, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of the Executive or of any agent of the Executive or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for such Restricted Shares during the Period of Restriction.

         Section 6. Shareholder Rights during Period of Restriction. Unless
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and until the Restricted Shares are forfeited as set forth in Section 3 hereof, the Executive shall have all of the rights of a shareholder of the Company with respect to Restricted Shares, including the right to vote and to receive dividends on the Restricted Shares, during the Period of Restriction.

         Section 7. Legend. Each certificate evidencing the Restricted
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Shares shall bear a legend referring to this Agreement and the fact that such Restricted Shares are subject to the Risk of Forfeiture through the Period of Restriction. Such legend referred to in this Section 7 shall read as follows:

         THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO A RISK OF FORFEITURE AND CERTAIN RESTRICTIONS, INCLUDING LIMITATIONS ON TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED SEPTEMBER 15, 2003. A COPY OF THE RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF ANGELICA CORPORATION.

         The Company shall cause certificates without such legend to be issued for any of the Restricted Shares as and when the Period of Restriction lapses. The Executive agrees upon request of the Company to deliver to the Company for cancellation any certificate which represents Restricted Shares that have been forfeited.

         Section 8. Adjustment in Certain Events. If there is any change in
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the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations


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or exchanges of shares or the like, each Restricted Share under this
Agreement shall be adjusted in the same manner as any other share of the Company's Common Stock and the provisions of this Agreement shall extend not only to the number of Restricted Shares awarded hereunder, but also to all additional shares of Common Stock or other securities received by the Executive pursuant to any such change with respect to the Restricted Shares granted hereunder, which additional shares of Common Stock or other securities shall be deemed to be Restricted Shares for purposes of this Agreement.

         Section 9. Amendment. This Agreement may be amended by mutual
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consent of the parties hereto by written agreement.

         Section 10. Withholding. The Company shall have the right to
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withhold from or require Executive to pay to the Company any amounts required to be withheld by the Company in respect of any Federal, estate or local taxes in respect of the Restricted Shares or any compensation under this Agreement.

         Section 11. Governing Law. This Agreement shall be construed and
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administered in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

                            ANGELICA CORPORATION



                            By:  /s/ Steven L. Frey
                               -------------------------------------
                               Steven L. Frey
                               Vice President, General Counsel and
                               Secretary

                            EXECUTIVE

                            /s/ Stephen M. O'Hara
                            ----------------------------------------
                            Stephen M. O'Hara

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